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                                                                     EXHIBIT 4.1


                             Incorporated Under the
                         Laws of the State of Delaware

          NUMBER                                               SHARES
         [      ]                                             [      ]

                                                           CUSIP  253134 10 0
                           DICKIE WALKER MARINE, INC.

The Corporation is authorized to issue 50,000,000 shares of common stock, $.001 par value.


This certifies that __________________________________________ is the registered holder of ___________ Shares of Dickie Walker Marine, Inc.



transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of __________ A.D. 20____.



---------------------------                     --------------------------------
Sandra Evans, Secretary                         Julia Sargent Knudsen, President
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        For Valued Received, _________ hereby sells, assign and transfer unto
__________________ Shares represented by the within Certificate and do hereby irrevocably constitute and appoint ___________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.


        Dated ____________________.

        In presence of __________________________



      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
  MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
 FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
  ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.